Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Kraft Foods Note-Backed Series 2003-11
*CUSIP:   21988G171    Class   A-1
          21988GCR5    Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 1, 2004

INTEREST ACCOUNT
----------------


Balance as of      November 1, 2003.....                                 $0.00
        Scheduled Income received on securities.....               $975,000.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                    -$881,250.00
        Distribution to Class A-2 Holders.....                     -$93,750.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of      May 1, 2004.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of      November 1, 2003.....                                 $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of      May 1, 2004.....                                      $0.00


               UNDERLYING SECURITIES HELD AS OF     May 1, 2004

         Principal
           Amount                   Title of Security
         ----------                 -----------------

         $30,000,0        Kraft Foods Inc. 6 1/2% Notes due November 1, 2031
                          *CUSIP:    50075NAC8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.